UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:    March 8, 2002

REDBACK NETWORKS INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-25853 (Commission File Number)	77-0438443 (I.R.S. Employer Identification Number)

300 Holger Way
San Jose, CA 95134
(408) 750–5000

(Addresses, including zip code, and telephone numbers,
including area code, of principal executive offices)

ITEM 8.    Change in Fiscal Year

On March 8, 2002, the Company elected to change its fiscal year from a 52/53 week fiscal year, to a calendar fiscal year that commences on January 1 and ends December 31, effective in 2002. The Company’s fiscal quarters will end on March 31, June 30 and September 30, with the Company’s fiscal year ending on December 31. Fiscal year 2002 will be a transition year, and will start on December 30, 2001 and end on December 31, 2002. The Company’s previous fiscal year end will remain unchanged at December 29, 2001. The 10Q, for the quarter ending March 31, 2002, will contain any transition reporting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE	DBACK NETWORKS INC.

Date: March 13, 2002	By: /s/ DENNIS P. WOLF Dennis P. Wolf Senior Vice President of Finance and Administration, Chief Financial Officer